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                                                                   EXHIBIT 11
                              GENESCO INC.
                              AND CONSOLIDATED SUBSIDIARIES
                              Earnings Per Common and
                              Common Share Equivalent
                              Three Months Ended April 30

                                                                              1995                         1994
                                                              --------------------         --------------------
IN THOUSANDS                                                  EARNINGS      SHARES         EARNINGS      SHARES
- ---------------------------------------------------------------------------------------------------------------
PRIMARY LOSS PER SHARE
  Loss before discontinued operations                        $(13,331)                     $ (2,534)
  Preferred dividend requirements                            $     75                      $     75
- ---------------------------------------------------------------------------------------------------------------
  Loss before discontinued operations
   applicable to common stock and average
   common shares outstanding                                 $(13,406)      24,344         $ (2,609)     24,307
  Employees preferred and stock options
   deemed to be a common stock equivalent                                      -0-                          -0-
- ---------------------------------------------------------------------------------------------------------------
Totals before discontinued operations                        $(13,406)      24,344         $ (2,609)     24,307
PER SHARE                                                    $   (.55)                     $   (.11)
===============================================================================================================
  Net loss                                                   $   (678)                     $ (2,673)
  Preferred dividend requirements                            $     75                      $     75
- ---------------------------------------------------------------------------------------------------------------
  Net loss applicable to common stock
   and average common shares outstanding                     $   (753)      24,344         $ (2,748)     24,307
  Employees preferred and stock options
   deemed to be a common stock equivalent                                      -0-                          -0-
- ---------------------------------------------------------------------------------------------------------------
Total net loss                                               $   (753)      24,344         $ (2,748)     24,307
PER SHARE                                                    $   (.03)                     $   (.11)
===============================================================================================================
FULLY DILUTED LOSS PER SHARE
  Loss before discontinued operations
   applicable to common stock and average
   common shares outstanding                                 $(13,406)      24,344         $ (2,609)     24,307
  Senior securities the conversion of which
    would dilute earnings per share                                            -0-                          -0-
- ---------------------------------------------------------------------------------------------------------------
Totals before discontinued operations                        $(13,406)      24,344         $ (2,609)     24,307
PER SHARE                                                    $   (.55)                     $   (.11)
===============================================================================================================
  Net loss applicable to common stock
   and average common shares outstanding                     $   (753)      24,344         $ (2,748)     24,307
  Senior securities the conversion of which
   would dilute earnings per share                                             -0-                          -0-
- ---------------------------------------------------------------------------------------------------------------
TOTAL NET LOSS                                               $   (753)      24,344         $ (2,748)     24,307
PER SHARE                                                    $   (.03)                     $   (.11)
===============================================================================================================

All figures in thousands except amount per share.